Exhibit 21.1

Subsidiaries of Atlantic Power Corporation

(as of February 27, 2019)

Subsidiary	State of Organization
Atlantic Power Holdings, LLC	Delaware
Atlantic Power Services, LLC	Delaware
Atlantic Piedmont Holdings, LLC	Delaware
Atlantic Power (US) GP Holdings, Inc.	Delaware
AP USGP Holdings, LLC	Delaware
Atlantic CDP, Inc.	Delaware
Piedmont Green Power, LLC	Delaware
Atlantic Cadillac Holdings, LLC	Delaware
Cadillac Renewable Energy, LLC	Delaware
Orlando Power Generation I, LLC	Delaware
Orlando Power Generation II, LLC	Delaware
Orlando Cogen Limited, LP	Delaware
Baker Lake Hydro, LLC	Delaware
Olympia Hydro, LLC	Delaware
Koma Kulshan Associates, a California Limited Partnership	California
Harbor Capital Holdings, LLC	Delaware
Epsilon Power Partners, LLC	Delaware
Chambers Cogeneration Limited Partnership	Delaware
Atlantic Ridgeline Holdings, LLC.	Delaware
Delta Person LLC	Delaware
Epsilon Power Funding, LLC.	Delaware
Teton East Coast Generation, LLC.	Delaware
Teton Selkirk, LLC	Delaware
Teton Power Funding, LLC	Delaware
Atlantic Power Services Canada GP Inc.	British Columbia
Atlantic Power Services Canada LP	Ontario
Atlantic Power Limited Partnership (f/k/a Capital Power Income L.P.)	Ontario
Atlantic Power GP Inc. (f/k/a CPI Income Services Ltd.)	British Columbia
Atlantic Power Preferred Equity Ltd. (f/k/a CPI Preferred Equity Ltd.)	Alberta
Atlantic Power Energy Services (Canada) Inc. (f/k/a CP Energy Services (Canada) Inc.)	British Columbia
Atlantic Power (US) GP (f/k/a CP Power (US) GP)	Delaware
Atlantic Power (Coastal Rivers) Corporation (f/k/a Coastal Rivers Power Corporation)	British Columbia
Atlantic Power (Williams Lake) Ltd. (f/k/a CPI Power (Williams Lake) Ltd.)	British Columbia
Atlantic Power FPLP Holdings LLC (f/k/a CPI FPLP Holdings LLC)	Delaware
Frederickson Power Management Inc.	Washington
Atlantic Power GP II Inc.	British Columbia
APLP Holdings Limited Partnership	Ontario
Frederickson Power LP	Washington
APDC, Inc. (f/k/a CPIDC, Inc.)	Washington
AP Power Holdings LLC (f/k/a CPI Power Holdings Inc.)	Delaware
Atlantic Power USA LLC (f/k/a CPI Power USA LLC)	Delaware
Atlantic Power USA Holdings LLC (f/k/a CPI Power Holdings USA LLC)	Delaware
Atlantic Power Enterprises LLC (f/k/a CPI Power Enterprises LLC)	Delaware

Subsidiary	State of Organization
Manchief LLC.	Delaware
Manchief Holding LLC	Delaware
Manchief Power Company LLC	Delaware
Curtis Palmer LLC	Delaware
AP (Curtis Palmer) LLC	Delaware
Curtis/Palmer Hydroelectric Company L.P.	New York
Atlantic Power Energy Services (US) LLC (f/k/a CPI Energy Services (US) LLC)	Delaware
Morris Cogeneration, LLC	Delaware
Atlantic Power USA Ventures, LLC (f/k/a CPI USA Ventures LLC)	Delaware
EF Oxnard LLC	California
EF Kenilworth LLC	California
Applied Energy LLC	California
Ridgeline Energy Holdings LLC	Delaware
Ridgeline Energy LLC	Delaware
Ridgeline Energy Solar LLC	Delaware
Atlantic Midway Ventures LLC	Delaware
Allendale Biomass LLC	Delaware
Atlantic Decker Energy, Inc.	California
Decker Energy – Craven GP LLC	Delaware
Decker Energy – Craven LP LLC	Delaware
Decker Energy Grayling, Inc.	Delaware
Dorchester Biomass, LLC	Delaware
AJD Forest Products Limited Partnership	Michigan
Craven County Wood Energy LP	Delaware
GGS Holdings Company	Delaware
Grayling Development Partners	Michigan
Grayling Partners Land Development, LLC	Michigan
Grayling Generating Station Limited Partnership	Michigan
Javelin Energy, LLC	Delaware